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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         NUKO INFORMATION SYSTEMS, INC.


                 NUKO INFORMATION SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                 1. The Corporation's original Certificate of Incorporation was filed on November 12, 1996.

                 2. That by action taken by unanimous written consent of the Board of Directors on January 2, 1997, resolutions were duly adopted setting forth a proposed amendment and restatement of the Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and directing its officers to submit said amendment and restatement to the sole stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment and restatement is as follows:

                 "THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows, subject to the required consent of the sole stockholder of the corporation:

                 FIRST:   The name of the Corporation (hereinafter the
                 "Corporation") is

                         NUKO INFORMATION SYSTEMS, INC.

                 SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the Registered Agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

                 THIRD:   The nature of the business or purposes to be
                 conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                 FOURTH: The Corporation is authorized to issue two classes of shares of capital stock to be designated respectively, "Preferred Stock" and "Common Stock". The





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                 total number of shares which the Corporation is authorized to issue is forty-five million (45,000,000). Five million (5,000,000) shares shall be Preferred Stock and forty million (40,000,000) shares shall be Common Stock. The Preferred Stock and the Common Stock shall each have a par value of $.001 per share.

                 The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

                 The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                 FIFTH:   The business and affairs of the Corporation shall be
                 managed by or under the direction of a Board of Directors consisting of not less than 4 nor more than 11 directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

                 SIXTH:   The Corporation is to have perpetual existence.

                 SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and its directors and stockholders:

                          (1) The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

                          The stockholders may adopt, amend or repeal the
                 by-laws only with the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                          (2) Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.





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                          (3)     Any action required or permitted to be taken
                 at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware law, and may not be taken by written consent of stockholders without a meeting.

                          (4) Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call special meetings of such holders pursuant to the certificate of designation for such classes or series.

                 NINTH:   No director of this Corporation shall be personally
                 liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under
                 Section 174 of the General Corporation Law of Delaware, or
                 (iv) for any transaction from which the director derived an improper personal benefit."

                 3. That thereafter, by consent of the sole stockholder of all of the issued and outstanding shares of stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, all of the shares of the Corporation were voted in favor of the amendment.

                 4. That said Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.





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                 IN WITNESS WHEREOF, NUKO INFORMATION SYSTEMS, INC. has caused this Certificate to be signed by Pratap Kesav Kondamoori, its President and John H. Gorman, its Secretary, this 2nd day of January, 1997.





                                       NUKO INFORMATION SYSTEMS, INC.
                                       a Delaware corporation


                                       By: /s/ PRATAP KESAV KONDAMOORI
                                          -----------------------------
                                          Name: Pratap Kesav Kondamoori
                                          Title:   President


ATTEST



 /s/ JOHN H. GORMAN
-----------------------------
Name: John H. Gorman
Title: Secretary





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